MURPHY OIL CORPORATION

                                 $250,000,000

                               Medium-Term Notes

               Due from 9 Months to 30 Years from Date of Issue

                            DISTRIBUTION AGREEMENT



                                                ________ __, 1994



Smith Barney Inc.
1345 Avenue of the Americas
48th Floor
New York, New York 10105

J.P. Morgan Securities Inc.
60 Wall Street
New York, NY  10260-0060

National Westminster Bank Plc,
  New York Branch
175 Water Street
20th Floor
New York, NY  10038

Dear Sirs:


            Murphy Oil Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $250,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial offering price of its medium-term notes due from 9 months to 30 years from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of _______________________, 1994 (the "Indenture") between the
Company and Chemical Bank, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

            The Company hereby appoints Smith Barney Inc. and J.P. Morgan Securities Inc. and National Westminster Bank Plc, New York Branch

(individually, an "Agent" and collectively, the "Agents") as its exclusive agents, subject to Section 12, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

            (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (i) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (j) The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act and the regulations thereunder.

            (k) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved.

            (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

            (m) The Company is not in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which default would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution and delivery of this Agreement, the Indenture and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree or any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act, the Trust Indenture Act or state securities or Blue Sky laws.

            (n) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted.

            Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

            2.   Solicitations as Agent; Purchases as Principal.

            (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

            The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

            The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:


               Term                              Commission Rate

   From 9 months to less than 1 year                  .   %
   From 1 year to less than 18 months                 .   %
   From 18 months to less than 2 years                .   %
   From 2 years to less than 3 years                  .   %
   From 3 years to less than 4 years                  .   %
   From 4 years to less than 5 years                  .   %
   From 5 years to less than 6 years                  .   %
   From 6 years to less than 7 years                  .   %
   From 7 years to less than 8 years                  .   %
   From 8 years to less than 9 years                  .   %
   From 9 years to less than 10 years                 .   %
   From 10 years to less than 15 years                .   %
   From 15 years to less than 20 years                .   %
   From 20 years to and including __ years            .   %


            Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase
Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures
(as hereinafter defined).

            (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between such Agent and the Company.

            An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

            Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

            (c) Administrative Procedures. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

            (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to the Agents' obligations to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the office of Cahill Gordon & Reindel, counsel for the Agents, not later than __ p.m., New York time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

            (e) Obligations Several. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

            3.   Agreements.  The Company agrees with each Agent that:

            (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

            (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this
Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph
(b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

            (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

            (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

            (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

            (f) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

            (g) During the term of this Agreement, the Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule

436(g)(2) under the Securities Act.

            (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of
Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Company.

            (i) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such agreement, (ii) Notes previously agreed to be sold by the Company and
(iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

            (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and will promptly supply copies of those documents to the Agents.

            4. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

            (a)  Prior to such solicitation or purchase, as the case may be:


            (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) if a banking moratorium in the United States generally or in the City or the State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Notes, (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made;

         (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (iv) there shall not have come to the relevant Agent's attention any facts that would cause the Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

            (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received:


            (i) The opinion, dated as of such date, of General Counsel of the Company, in form and substance satisfactory to the Agents and Agents' counsel to the effect that:

                        (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                        (B) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                        (C) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

                        (D) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Registration Statement and Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                        (E) To the best of such counsel's knowledge, without independent inquiry, the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the business of the Company and its subsidiaries, taken as a whole; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially affect the business of the Company and its subsidiaries, taken as a whole;

                        (F) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which such counsel has reasonable cause to believe could individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                        (G)   This Agreement and any applicable Terms

                  Agreement, if any, have been duly authorized, executed and delivered by the Company;

                        (H) The Notes are in due and proper form, as contemplated by the Indenture, have been duly authorized and, when the terms of the Notes have been established in accordance with the Indenture and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Distribution Agreement by the Company, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Notes will conform to the descriptions thereof in the Prospectus as amended or supplemented;

                        (I) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (J) The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, of the Company or the By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                        (K) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by an Agent as principal, as the case may be, in each case in the manner contemplated by this Agreement;

                        (L) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading;


                        (M) The statements in the Registration Statement and Prospectus, under the headings "Description of Debt Securities," "Plan of Distribution," "Description of the Notes" and Underwriting" insofar as they are descriptions or summaries of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown; and

                        (N) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial and statistical statements and related schedules and other financial information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

            In rendering such opinion, such counsel may rely, without independent investigation, upon an opinion or opinions as to laws of any jurisdiction other than the United States or the States of Delaware and Arkansas, provided that (1) each such local counsel is acceptable to the Agents, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion so relied upon and a copy of each such opinion is delivered to the Agents and is in form and substance satisfactory to the Agents and their counsel and (3) counsel shall state in their opinion that they believe that they and the Agents are justified in relying thereon. With respect to subparagraph (H) of paragraph (i) above, such counsel may assume that (a) the Securities will conform to the forms attached to the certificate delivered and executed by the Secretary of the Company pursuant to this Agreement or any applicable Terms Agreement and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures and (b) none of the terms of the Securities not contained in the forms examined by such counsel will violate any applicable law or be unenforceable. With respect to subparagraph (N) of paragraph (i) above, such counsel may state that his opinion and belief are based upon his participation and the participation of his staff in the preparation of the Registration Statement and Prospectus and review and discussion of the information furnished therein;

            (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, or other counsel for the Company satisfactory to the Agents, in form and substance satisfactory to the Agents and Agents' counsel to the effect that:

                        (A) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                        (B) The Notes are in due and proper form, as contemplated by the Indenture, have been duly authorized, and, when the terms of the Notes have been established in accordance with the Indenture and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Distribution Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the

                  Indenture conforms and the Form of Notes conforms to the descriptions thereof in the Prospectus as amended or supplemented;

                        (C) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (D) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or the State of New York is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, and applicable Terms Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by an Agent as principal, as the case may be, in each case in the manner contemplated by this Agreement;

                        (E) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

                        (F) The Registration Statement and the Prospectus as amended or supplemented and any further amendments or supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the finanical statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed.

            In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States and the State of New York. With respect to subparagraph (B) of paragraph (ii) above, such counsel may assume that (a) the Notes will conform to the forms attached to the certificate delivered and executed by the Secretary of the Company pursuant to this Agreement or any applicable Terms Agreement and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures and (b) none of the terms of the Notes not contained in the forms examined by such counsel will violate any applicable law or be unenforceable. With respect to subparagraph (F) of paragraph (ii) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus as amended or supplemented and review and discussion of the information furnished therein, but without independent check or verification thereof, except as specified.

            (iii) The opinion, dated as of such date, of Cahill Gordon & Reindel, counsel for the Agents, to the effect that:

                        (A)  This Agreement and any applicable Terms
                  Agreement have been duly authorized, executed and delivered by the Company;

                        (B) The Notes have been duly authorized and, when the terms of the Notes have been established in accordance with the Indenture and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Distribution Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture;

                        (C) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

                        (D) The Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Agents, at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), nothing has come to such counsel's attention that causes them to believe that the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been asked to, and does not, comment on the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or the exhibits to the Registration Statement or the Statement of Eligibility and Qualification on Form T-1 of the Trustee).

            (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph
(a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

            (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

            5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

            (b)  Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

            (c) The Company shall cause its independent public accountants to furnish the Agents a letter, dated the date of delivery of such letter, in form and substance satisfactory to the Agents, of the type referred to in
Section 4(d) hereof at the following times: (i) within 30 days of the Company's filing of its Annual Report on Form 10-K with the Commission; and
(ii) upon the request of the Agents at any time when the Company is actively soliciting offers to purchase Notes.

            6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (i) from and against any and all losses, claims, damages and liabilities arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein, (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of the Company and (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

            (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

            (c) The Company agrees to indemnify and hold harmless each Agent against any documentary stamp or similar issue tax and any related interest or penalties on the issue or sale of the Notes to the Agents which are due in the United States, any state or municipality or any other jurisdiction.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Smith Barney Inc. or, if Smith Barney Inc. is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraphs
(a) and (c) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (e) If the indemnification provided for in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under this Section 6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this
Section 6 shall be several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

            (f) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (e) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

            8. Termination. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 3(j), 4 and 5 shall also survive until such delivery has been made.

            9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

            10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Smith Barney Inc., will be mailed, delivered or telefaxed and confirmed at 1345 Avenue of the Americas, 48th Floor, New York, New York 10105, Attention: William O. Hiltz (telefax number:
212-698-5802); and, if sent to J.P. Morgan Securities Inc., will be mailed, delivered or telefaxed and confirmed at 60 Wall Street, New York, New York 10260-0060, Attention: Medium Term Notes Desk (telefax number: 212-698-5902); and, if sent to National Westminster Bank Plc, New York Branch, will be mailed, delivered or telefaxed and confirmed at 175 Water Street, 20th Floor, New York, New York 10038, Attention: Manager, Medium Term Note Desk (telefax number: 212-602-4939); or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at P.O. Box 7000, 200 Peach Street, El Dorado, Arkansas 71731-7000, Attention: W. Bayless Rowe (telefax number 501-864-6489).

            11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

            12. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

            13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

            15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                              Very truly yours,

                              MURPHY OIL CORPORATION


                              By ______________________________
                                  Title:



The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.

SMITH BARNEY INC.


By _______________________________
    Title:


J.P. MORGAN SECURITIES INC.


By _______________________________
    Title:


NATIONAL WESTMINSTER BANK PLC,
  NEW YORK BRANCH

By ________________________________
     Title:







                                                      EXHIBIT A







                            MURPHY OIL CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT



                                          _________________, 1994

Murphy Oil Corporation
200 Peach Street
El Dorado, Arkansas  71731


Attention:

            Re:  Distribution Agreement dated ___________, 1994
                 (the "Distribution Agreement")

            We agree to purchase your Medium-Term Notes having the following terms:

            [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:


                                                  Principal Amount
      Name                                        of Notes

[Smith Barney Inc.]
[J.P. Morgan Securities Inc.]
[National Westminster Bank Plc,
  New York Branch]

               Total . . . . . . . . . . . . . .    $
                                                    ===========


            The Notes shall have the following terms:]

All Notes:              Fixed Rate Notes:             Floating Rate Notes:

Principal amount:       Interest Rate:                Base rate:

Purchase price:         Applicability                 Index maturity:
                        of modified

Price to public:        Payment upon                  Spread:
                        acceleration:

Settlement date                                       Spread multiplier:
and time:               If yes, state
                        issue price:                  Alternate rate
Place of                                              event spread:
delivery:               Amortization
                        schedule:                     Initial interest
Specified                                             rate:
currency:
                                                      Initial interest
Maturity date:                                        reset date:

Initial accrual                                       Interest reset
period OID:                                           dates:

Total amount                                          Interest reset
of OID:                                               period:

Original yield                                        Maximum interest
to maturity:                                          rate:

Optional repayment                                    Minimum interest
date(s):                                              rate:

Optional redemption                                   Interest payment
date(s):                                              period:

Initial redemption                                    Interest payment
date:                                                 dates:

Initial redemption                                    Calculation agent:
percentage:

Annual redemption
percentage
decrease:

Other terms:




                              The provisions of Sections 1, 2(b) and 2(c) and
                  3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                              [If on the Settlement Date any one or more of
                  the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as Smith Barney Inc., J.P. Morgan Securities Inc. and National Westminster Bank Plc, New York Branch may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to Smith Barney Inc., J.P. Morgan Securities Inc. and National Westminster Bank Plc, New York Branch and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either Smith Barney Inc., J.P. Morgan Securities Inc. and National Westminster Bank Plc, New York Branch or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]1

                              This Agreement is subject to termination on the
                  terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 7, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.

                              The following information, opinions,
                  certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required (check the required items):

                        1. Section 4(b)(i) - Opinion of General Counsel of the Company

                        2. Section 4(b)(ii) - Opinion of Davis Polk & Wardwell (special counsel for the Company)


                        3. Section 4(b)(iii) - Opinion of Cahill Gordon & Reindel (counsel for the Agents)


                        4.    Section 4(d) - Comfort Letter

                        5. Additional information, certificates and documents listed below:




                              [NAME OF RELEVANT AGENT(S)]


                              By ______________________________
                                  Title:


Accepted:

MURPHY OIL CORPORATION


By ________________________
   Title:

- ----------------
(1) Delete if the transaction will not be syndicated.



                                             EXHIBIT B



                            MURPHY OIL CORPORATION

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                       _________________________________







          Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by Murphy Oil Corporation (the "Company") pursuant to the Distribution Agreement, dated as of ________, 1994 (the "Distribution Agreement") among the Company and Smith Barney Inc., J.P. Morgan Securities Inc. and National Westminster Bank Plc, New York Branch (the "Agents"). The Notes will be issued under an Indenture dated as of ________, 1994 (the "Indenture") between the Company and Chemical Bank ("Chemical"), as trustee. In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchasers of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

          Chemical will be the Registrar, Calculation Agent, Trustee and
Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to Chemical, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

          The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.


     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chemical will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and Chemical to DTC, dated as of ________, 1994, and a Medium-Term Note Certificate Agreement between Chemical and DTC, dated as of December 2, 1988 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                           On any date of settlement (as defined
                                    under "Settlement" below) for one or more
                                    Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $150,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global
                                    Security will be dated and issued as of
                                    the date of its authentication by
                                    Chemical. Each Global Security will bear an "Interest Accrual Date," which will be
                                    (i) with respect to an original Global
                                    Security (or any portion thereof), its
                                    original issuance date and (ii) with
                                    respect to any Global Security (or any
                                    portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global
                                    Security, the most recent Interest Payment
                                    Date to which interest has been paid or
                                    duly provided for on the predecessor

                                    Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:                      Book-Entry Notes will be issued in
                                    principal amounts of U.S. $[100,000] or
                                    any amount in excess thereof that is an
                                    integral multiple of U.S. $1,000.  Global
                                    Securities will be denominated in
                                    principal amounts not in excess of U.S.
                                    $150,000,000.  If one or more Book-Entry
                                    Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                                    Security will be issued to represent each U.S. $150,000,000 principal amount of such Book-Entry Note or Notes and an additional
                                    Global Security will be issued to
                                    represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation                         If any offer to purchase a Book-
of Pricing                          Entry Note is accepted by or on
Supplement:                         behalf of the Company, the Company
                                    will prepare a pricing supplement (a
                                    "Pricing Supplement") reflecting the terms of such Note. The Company (i) will arrange to file 10 copies of such Pricing
                                    Supplement with the Commission in
                                    accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant
                                    Agent as such Agent shall request.

                                    In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                         The receipt by the Company of immediately
                                    available funds in payment for a
                                    Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute
                                    "settlement" with respect to such Note.
                                    All offers accepted by the Company will be settled on the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement                          Settlement Procedures with regard
Procedures:                         to each Book-Entry Note sold by the
                                    Company to or through an Agent (unless
                                    otherwise specified pursuant to a Terms
                                    Agreement) shall be as follows:

                                          A.   The relevant Agent will advise
                                          the Company by telephone that such
                                          Note is a Book-Entry Note and of the
                                          following settlement information:

                                                1.    Principal amount.

                                                2.    Maturity Date.

                                                3.    In the case of a Fixed
                                                Rate Book-Entry Note, the
                                                Interest Rate, whether such
                                                Note will pay interest
                                                annually or semiannually and
                                                whether such Note is an
                                                Amortizing Note, and, if so,
                                                the amortization schedule, or,
                                                in the case of a Floating Rate
                                                Book-Entry Note, the Initial
                                                Interest Rate (if known at
                                                such time), Interest Payment
                                                Date(s), Interest Payment
                                                Period, Calculation Agent, Base
                                                Rate, Index Maturity, Interest
                                                Reset Period, Initial Interest
                                                Reset Date, Interest Reset
                                                Dates, Spread or Spread
                                                Multiplier (if any), Minimum
                                                Interest Rate (if any),
                                                Maximum Interest Rate (if any)
                                                and the Alternate Rate Event
                                                Spread (if any).

                                                4.    Redemption or repayment
                                                provisions (if any).

                                                5.    Settlement date and time
                                                (Original Issue Date).

                                                6.    Interest Accrual Date.

                                                7.    Price.

                                                8.    Agent's commission (if
                                                any) determined as provided in
                                                the Distribution Agreement.


                                                9.    Whether the Note is an
                                                Original Issue Discount Note
                                                (an "OID Note"), and if it is
                                                an OID Note, the total amount
                                                of OID, the yield to maturity,
                                                the initial accrual period OID
                                                and the applicability of
                                                Modified Payment upon
                                                Acceleration (and, if so, the
                                                Issue Price).


                                                10.   Whether the Note is a
                                                PERLS Note, and if it is a
                                                PERLS Note, the Denominated
                                                Currency, the Indexed Currency
                                                or Currencies, the Payment
                                                Currency, the Exchange Rate
                                                Agent, the Reference Dealers,
                                                the Face Amount, the Fixed
                                                Amount of each Indexed
                                                Currency, the Aggregate Fixed
                                                Amount of each Indexed
                                                Currency and the Authorized
                                                Denominations (if other than
                                                U.S. dollars).

                                                11.   Whether the Note is a
                                                Renewable Note, and if it is a
                                                Renewable Note, the Initial
                                                Maturity Date and the Final
                                                Maturity Date.

                                                12.   Whether the Company has
                                                the option to extend the
                                                Original Maturity Date of the
                                                Note, and, if so, the Final
                                                Maturity Date of such Note.

                                                13.   Whether the Company has
                                                the option to reset the
                                                Interest Rate, the Spread or
                                                the Spread Multiplier of the
                                                Note.

                                                14.   Any other applicable
                                                terms.

                                          B.   The Company will advise
                                          Chemical by telecopier or electronic
                                          transmission (confirmed in writing
                                          at any time on the same date) of the
                                          information set forth in Settlement
                                          Procedure "A" above.  Chemical will
                                          then assign a CUSIP number to the

                                          Global Security representing such
                                          Note and will notify the Company and
                                          the relevant Agent of such CUSIP
                                          number by telecopier as soon as
                                          practicable.

                                          C.   Chemical will enter a pending
                                          deposit message through DTC's
                                          Participant Terminal System,
                                          providing the following settlement
                                          information to DTC, the relevant
                                          Agent and Standard & Poor's
                                          Corporation:

                                                1.    The information set
                                                forth in Settlement Procedure
                                                "A".

                                                2.    The Initial Interest
                                                Payment Date for such Note,
                                                the number of days by which
                                                such date succeeds the related
                                                DTC Record Date (which in the
                                                case of Floating Rate Notes
                                                which reset daily or weekly,
                                                shall be the date five
                                                calendar days immediately
                                                preceding the applicable
                                                Interest Payment Date and, in
                                                the case of all other Notes,
                                                shall be the Record Date as
                                                defined in the Note) and, if
                                                known, the amount of interest
                                                payable on such Initial
                                                Interest Payment Date.

                                                3.    The CUSIP number of the
                                                Global Security representing
                                                such Note.

                                                4.    Whether such Global
                                                Security will represent any
                                                other Book-Entry Note (to the
                                                extent known at such time).

                                                5.    Whether such Note is an
                                                Amortizing Note (by an
                                                appropriate notation in the
                                                comments field of DTC's
                                                Participant Terminal System).

                                                6.    The number of
                                                participant accounts to be
                                                maintained by DTC on behalf of
                                                the relevant Agent and
                                                Chemical.

                                          D.   Chemical will complete,
                                          authenticate and hold in custody the
                                          Global Security representing such

                                          Note.

                                          E.   DTC will credit such Note to
                                          Chemical's participant account at
                                          DTC.

                                          F.   Chemical will enter an SDFS
                                          deliver order through DTC's
                                          Participant Terminal System
                                          instructing DTC to (i) debit such
                                          Book-Entry Note from Chemical's
                                          participant account and credit such
                                          Book-Entry Note to the relevant
                                          Agent's participant account and (ii)
                                          debit such Agent's settlement
                                          account and credit Chemical's
                                          settlement account for an amount
                                          equal to the price of such
                                          Book-Entry Note less such Agent's
                                          commission (if any).  The entry of
                                          such a deliver order shall
                                          constitute a representation and
                                          warranty by Chemical to DTC that (a)
                                          the Global Security representing
                                          such Book-Entry Note has been issued
                                          and authenticated and (b) Chemical
                                          is holding such Global Security
                                          pursuant to the MTN Certificate
                                          Agreement.

                                          G.   Unless the relevant Agent is
                                          the end purchaser of such Note, such
                                          Agent will enter an SDFS deliver
                                          order through DTC's Participant
                                          Terminal System instructing DTC (i)
                                          to debit such Book-Entry Note from
                                          such Agent's participant account and
                                          credit such Book-Entry Note to the
                                          participant accounts of the
                                          Participants with respect to such
                                          Book-Entry Note and (ii) to debit the
                                          settlement accounts of such
                                          Participants and credit the
                                          settlement account of such Agent for
                                          an amount equal to the price of such
                                          Book-Entry Note.

                                          H.   Transfers of funds in
                                          accordance with SDFS deliver orders
                                          described in Settlement Procedures
                                          "F" and "G" will be settled in
                                          accordance with SDFS operating
                                          procedures in effect on the
                                          settlement date.

                                          I.   Chemical will credit to the
                                          account of the Company maintained at
                                          [NAME OF ISSUER'S BANK], New York,
                                          New York, in immediately available
                                          funds the amount transferred to

                                          Chemical in accordance with
                                          Settlement Procedure "F".

                                          J.   Unless the relevant Agent is
                                          the end purchaser of such Book-Entry
                                          Note, such Agent will confirm the
                                          purchase of such Book-Entry Note to
                                          the purchaser either by transmitting
                                          to the Participants with respect to
                                          such Book-Entry Note a confirmation
                                          order or orders through DTC's
                                          institutional delivery system or by
                                          mailing a written confirmation to
                                          such purchaser.

                                          K.   Monthly, Chemical will send to
                                          the Company a statement setting
                                          forth the principal amount of Notes
                                          outstanding as of that date under the
                                          Indenture and setting forth a brief
                                          description of any sales of which
                                          the Company has advised Chemical
                                          that have not yet been settled.

Settlement                          For sales by the Company of Book-
Procedures                          Entry Notes to or through an Agent
Timetable:                          (unless otherwise specified pursuant to a
                                    Terms Agreement) for settlement on the
                                    first Business Day after the sale date,
                                    Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                                    Settlement
                                    Procedure           Time
                                    ----------          ----

                                    A           11:00 A.M. on sale date
                                    B           12:00 Noon on sale date
                                    C            2:00 P.M. on sale date
                                    D            9:00 A.M. on settlement
                                                   date
                                    E           10:00 A.M. on settlement
                                                   date
                                    F-G          2:00 P.M. on settlement
                                                   date
                                    H            4:45 P.M. on settlement
                                                   date
                                    I-J          5:00 P.M. on settlement
                                                   date

                                    If a sale is to be settled more than a
                                    Business Day after the sale date,
                                    Settlement Procedures "A", "B" and "C"
                                    shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                    If settlement of a Book-Entry Note is
                                    rescheduled or cancelled, Chemical, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure                             If Chemical fails to enter an
to Settle:                          SDFS deliver order with respect to a
                                    Book-Entry Note pursuant to Settlement
                                    Procedure "F", Chemical may deliver to
                                    DTC, through DTC's Participant Terminal
                                    System, as soon as practicable a
                                    withdrawal message instructing DTC to
                                    debit such Note to Chemical's participant account, provided that Chemical's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, Chemical will mark such Global Security
                                    "cancelled," make appropriate entries in
                                    Chemical's records and send such cancelled
                                    Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard &
                                    Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry
                                    Notes represented by a Global Security,
                                    Chemical will exchange such Global
                                    Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining
                                    Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered

                                    Global Security.

                                    If the purchase price for any Book-Entry
                                    Note is not timely paid to the
                                    Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, Chemical will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                                    Notwithstanding the foregoing, upon any
                                    failure to settle with respect to a
                                    Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                                    In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Chemical will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.


          PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          Chemical will serve as Registrar in connection with the Certificated Notes.

Issuance:                           Each Certificated Note will be dated and
                                    issued as of the date of its
                                    authentication by Chemical.  Each
                                    Certificated Note will bear an Original
                                    Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated
                                    Note (or portion thereof) issued
                                    subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated
                                    Note, the original issuance date of the
                                    predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation                         If any offer to purchase a Certi-
of Pricing                          ficated Note is accepted by or on
Supplement:                         behalf of the Company, the Company will
                                    prepare a Pricing Supplement reflecting
                                    the terms of such Note. The Company (i) will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing
                                    Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                                    In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                         The receipt by the Company of immediately
                                    available funds in exchange for an
                                    authenticated Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the fifth
                                    Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business
                                    Day.

Settlement                          Settlement Procedures with regard to
Procedures:                         each Certificated Note sold by the Company
                                    to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                                    A.   The relevant Agent will advise the
                                    Company by telephone that such Note is a Certificated Note and of the following settlement information:

                                          1.    Name in which such Note is to
                                          be registered ("Registered Owner").

                                          2.    Address of the Registered
                                          Owner and address for payment of
                                          principal and interest.

                                          3.    Taxpayer identification number
                                          of the Registered Owner (if
                                          available).

                                          4.    Principal amount.

                                          5.    Maturity Date.

                                          6.    In the case of a Fixed Rate
                                          Certificated Note, the Interest
                                          Rate, whether such Note will pay
                                          interest annually or semiannually
                                          and whether such Note is an
                                          Amortizing Note and, if so, the
                                          amortization schedule, or, in the
                                          case of a Floating Rate Certificated
                                          Note, the Initial Interest Rate (if
                                          known at such time), Interest
                                          Payment Date(s), Interest Payment
                                          Period, Calculation Agent, Base Rate,
                                          Index Maturity, Interest Reset
                                          Period, Initial Interest Reset Date,
                                          Interest Reset Dates, Spread or
                                          Spread Multiplier (if any), Minimum
                                          Interest Rate (if any), Maximum
                                          Interest Rate (if any) and the
                                          Alternate Rate Event Spread (if any).

                                          7.    Redemption or repayment
                                          provisions (if any).

                                          8.    Settlement date and time
                                          (Original Issue Date).

                                          9.    Interest Accrual Date.

                                          10.   Price.

                                          11.   Agent's commission (if any)
                                          determined as provided in the
                                          Distribution Agreement.

                                          12.   Denominations.

                                          13.   Specified Currency.

                                          14.   Whether the Note is an OID
                                          Note, and if it is an OID Note, the
                                          total amount of OID, the yield to
                                          maturity, the initial accrual period
                                          OID and the applicability of Modified
                                          Payment upon Acceleration (and if
                                          so, the Issue Price).

                                          15.   Whether the Note is a PERLS
                                          Note, and if it is a PERLS Note, the
                                          Denominated Currency, the Indexed
                                          Currency or Currencies, the Payment
                                          Currency, the Exchange Rate Agent,
                                          the Reference Dealers, the Face
                                          Amount, the Fixed Amount of each

                                          Indexed Currency, the Aggregate Fixed
                                          Amount of each Indexed Currency and
                                          the Authorized Denominations (if
                                          other than U.S. dollars).

                                          16.   Whether the Note is a
                                          Renewable Note, and if it is a
                                          Renewable Note, the Initial Maturity
                                          Date and the Final Maturity Date.

                                          17.   Whether the Company has the
                                          option to extend the Original
                                          Maturity Date of the Note, and, if
                                          so, the Final Maturity Date of such
                                          Note.

                                          18.   Whether the Company has the
                                          option to reset the Interest Rate,
                                          the Spread or the Spread Multiplier
                                          of the Note.

                                          19.   Any other applicable terms.

                                    B.   The Company will advise Chemical by
                                    telecopier or electronic transmission
                                    (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                                    C.   The Company will have delivered to
                                    Chemical a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                              1.          Note with customer confirmation.

                              2.          Stub One - For Chemical.

                              3.          Stub Two - For the relevant Agent.

                              4.          Stub Three - For the Company.

                              D.   Chemical will complete such Note and
                              authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to Chemical. Such delivery will be made only against such acknowledgment of receipt. The Agent shall thereupon give to the Company evidence that instructions have been given by such Agent for payment to the account of the Company at [NAME OF ISSUER'S BANK], New York, New York, or to such other account as the Company shall have specified to such Agent, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                              E.   Unless the relevant Agent is the end
                              purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                              F.   Chemical will send Stub Three to the
                              Company by first-class mail. Monthly, Chemical will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised Chemical that have not yet been settled.

Settlement                          For sales by the Company of Certifi-
Procedures                          cated Notes to or through an Agent
Timetable:                          (unless otherwise specified pursuant to a
                                    Terms Agreement), Settlement Procedures
                                    "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                                    Settlement
                                    Procedure           Time
                                    -----------         ----

                                         A          2:00 P.M. on day before
                                                      settlement date
                                         B          3:00 P.M. on day before
                                                      settlement date
                                         C-D        2:15 P.M. on settlement
                                                      date
                                         E          3:00 P.M. on settlement
                                                      date
                                         F          5:00 P.M. on settlement
                                                      date

Failure
to Settle:                          If a purchaser fails to accept delivery of
                                    and make payment for any Certificated
                                    Note, the relevant Agent will notify the Company and Chemical by telephone and return such Note to Chemical. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or Chemical, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, Chemical will mark such Note "cancelled," make appropriate entries in Chemical's records and send such Note to the Company.